electroCore Provides Update on 510(k) Submission Seeking Expanded Indication for gammaCore™

Additional information requested by FDA; Premium 2 trial progressing as planned

September 25, 2019 at 8:00am ET

BASKING RIDGE, N.J., September 25, 2019 — electroCore, Inc. (Nasdaq: ECOR, or the “Company”), a commercial-stage bioelectronic medicine company, today announced that the U.S. Food and Drug Administration (“FDA”) has requested more information and analysis of the clinical data included in the Company’s premarket notification, or “510(k)” submission, seeking an expanded indication for the use of gammaCore™ (non-invasive vagus nerve stimulator). Although the Company has 180 days to respond to FDA’s request, the Company expects to meet with the FDA in the fourth quarter to discuss the information request. gammaCore™ is currently FDA-cleared for the treatment of pain associated with episodic cluster headache and migraine headache, and adjunctive use for the prevention of cluster headache.

The data submitted in the 510(k) include the results of the Premium 1 study, a randomized, double-blind, sham-controlled trial of gammaCore™ recently published in the journal Cephalalgia (https://journals.sagepub.com/doi/pdf/10.1177/0333102419876920).

“We look forward to meeting soon with the FDA to discuss our 510(k) submission and are committed to working with the agency to address their questions as quickly as possible,” said Tony Fiorino, Chief Medical Officer of electroCore. “Meanwhile we continue to recruit subjects into the Premium 2 study which we anticipate will further define the clinical utility of gammaCore™ in the migraine space.”

Premium 2 Clinical Trial Update

Premium 2 is a randomized, double-blind, sham-controlled clinical trial of gammaCore™ for the prevention of migraine being conducted at approximately 30 sites in the United States (ClinicalTrials.gov identifier NCT03716505). Premium 2 was designed to support an expanded FDA clearance and the commercialization and reimbursement of gammaCore™ Currently, the enrollment in Premium 2 is nearing 50% of its target of approximately 400 subjects, and recruitment is expected to conclude in the first half of 2020.

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology and rheumatology. The Company’s initial targets are the preventative treatment of cluster headache and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s business prospects and product development plans, future cash flow projections, the timing and impact of regulatory, clinical and commercial developments, its pipeline or potential markets for its technologies, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to successfully commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum

LifeSci Advisors

617-430-7577

hans@lifesciadvisors.com

or

Media Contact:

Sara Zelkovic

LifeSci Public Relations

646-876-4933

sara@lifescipublicrelations.com